Exhibit 99.1

News Release

MasterCard Incorporated Reports

Third-Quarter 2007 Financial Results

•	Net income up 62.9% to $314 million, or $2.31 per share, on a diluted basis (including $0.51 from gains on partial sale of Redecard investment)

•	Record quarterly net revenues up 20.1% to $1.08 billion

•	Gross dollar volume up 12.8%; purchase volume up 14.1%

•	Board of Directors approves incremental $750 million Class A share repurchase

Purchase, NY, October 31, 2007 – MasterCard Incorporated (NYSE:MA) today announced financial results for third-quarter 2007. For the quarter, the company reported quarterly net income of $314 million, or $2.31 per share on a diluted basis, which includes after-tax gains of $70 million or $0.51 per share on a diluted basis from the partial sale of the company’s investment in Redecard S.A. in Brazil.

Net revenues for the quarter were a record, at $1.08 billion, a 20.1% increase versus the same period in 2006. Currency fluctuation (driven by the movement of the euro relative to the US dollar) contributed approximately 2.3% of the increase in revenues for the quarter.

Fueling the higher revenue in the third quarter versus the same period in 2006 was growth in MasterCard’s gross dollar volume (GDV), which increased 12.8% on a local currency basis, to $577 billion; a 13.3% increase in the number of transactions processed to 4.8 billion; and, an increase in cross-border volumes of 20.6%.

Worldwide purchase volume rose 14.1%, on a local currency basis, during the quarter to $430 billion, driven by increased cardholder spending on a growing number of MasterCard cards. As of September 30, 2007, the company’s customers had issued 878 million MasterCard cards, an increase of 11.3% over the cards issued at September 30, 2006.

“Our solid performance illustrates the strength of our diverse, global business,” said Robert W. Selander, MasterCard president and chief executive officer. “We continue to benefit from positive secular trends and outstanding growth in international and emerging markets such as South Asia/Middle East/Africa and Latin America.

“As a unified global company, one of our strongest assets is our ability to align with our customers anywhere worldwide. As our business continues to grow, we are committed to delivering best-in-class dedicated customer account teams, and to finding the right talent to help MasterCard, and our customers, win in the marketplace,” said Selander.

-more-

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Total operating expenses increased 16.3%, to $730 million, in the third quarter of 2007 compared to the same period in 2006. This increase was primarily driven by higher advertising and market development expenses in the quarter, which increased 26.4%, to $264 million, resulting from a change in the timing of 2007 initiatives compared to the same period last year. The first half of 2006 had significant World Cup sponsorship activity versus this year, where a planned shift in spending to the second half of 2007 had been anticipated.

General and administrative expenses increased 10.2%, to $433 million, in the third quarter. This increase was primarily driven by personnel costs related to hiring of additional staff and contractors to support the company’s customers as well as increased performance incentive accruals. The increase in total operating expenses was also driven by a $10 million cash contribution to the MasterCard Foundation.

Currency fluctuation contributed 1.6% of the growth in total operating expenses for the quarter.

Total other income was $129 million in the third quarter of 2007 versus $17 million in the same period in 2006. The improvement was driven by a $112 million increase in investment income primarily due to gains realized from the sale of 25% of the company’s investment in Redecard S.A. in Brazil. Redecard gains contributed $0.51 per share on a diluted basis to the quarterly earnings per share of $2.31.

MasterCard’s effective tax rate was 34.8% in the three months ended September 30, 2007, versus 33.9% in the comparable period in 2006. The year-over-year difference was due to an increase in state income tax liabilities for uncertain tax positions as required under provisions of the recently adopted Financial Accounting Standards Board Interpretation No. 48 (“FIN 48”).

Year-to-Date 2007 Results

For the nine months ended September 30, 2007, MasterCard reported net income of $782 million or $5.73 per share, on a diluted basis, including the impact of special items. Excluding the impact of special items, the company reported net income of $724 million, or $5.31 per share, on a diluted basis. The company’s total operating expenses, total other income, effective tax rate, net income and earnings per share, excluding special items, are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

Special items for the nine months ended September 30, 2007 included:

•	A $3.4 million reserve recorded for a litigation settlement; and

•	$90 million in other income related to a settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events.

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Special items for the nine months ended September 30, 2006 included:

•

A $395 million non-cash expense, resulting from the donation of approximately 13.5 million shares of Class A common stock to the MasterCard Foundation that occurred simultaneously with the company’s initial public offering in May 2006, which was not deductible for tax purposes;

•	A $23 million reserve recorded for litigation settlements; and

•	$7 million in interest income earned on IPO proceeds, ultimately used for redemption of shares of Class B common stock.

Net revenue for the nine months ended September 30, 2007 was approximately $3 billion, a 20.4% increase versus the same period in 2006. In addition to growth in GDV and processed transactions, this increase was driven by a restructuring of pricing, including cross-border transaction pricing implemented in April 2006. Currency fluctuation contributed approximately 2.3% of the increase in revenues in the year-to-date period.

Total operating expenses increased 9.1%, to $2.1 billion, for the nine-month period compared to the same period in 2006, excluding special items for both periods. Including special items, operating expenses decreased 10.6%, to $2.1 billion. Currency fluctuation contributed approximately 1.2% growth in total operating expenses in the year-to-date period.

Total other income was $268 million for the nine-month period versus $41 million for the same period in 2006, on a GAAP basis in both periods. The year-over-year difference was driven by a $135 million increase in investment income primarily due to gains realized from the sale of 25% of the company’s investment in Redecard S.A. in Brazil. Redecard gains contributed $0.51 per share on a diluted basis to the earnings per share of $5.73 for the nine months ended September 30, 2007. Additionally, other income increased $91 million primarily related to a settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events.

MasterCard’s GAAP effective tax rate was 35.1% in the nine months ended September 30, 2007, versus the non-GAAP rate of 34.6% in the comparable period in 2006. MasterCard’s GAAP effective tax rate in 2006 was significantly impacted by the share donation to the MasterCard Foundation. The year-over-year difference, excluding the effects of the donation, was due to the effect of a New York state tax law change and a net increase in the accrual of income tax liabilities for uncertain tax positions as required under provisions of the recently adopted FIN 48.

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Class A Share Repurchase Update and Additional Class A Share Repurchase

In April 2007, the Company’s Board of Directors authorized a plan for the Company to repurchase up to $500 million of its Class A common stock in open market transactions during 2007. As of September 30, 2007, approximately 2.0 million shares of Class A common stock had been repurchased at a cost of $277 million. Subsequent to September 30, 2007, the Company repurchased an additional 1.4 million shares of its Class A common stock at a cost of $223 million, completing the initial $500 million repurchase plan.

On October 29, 2007, the Company’s Board of Directors amended the share repurchase plan to authorize the Company to repurchase an incremental $750 million, for an aggregate of the entire repurchase program of $1.25 billion of Class A common stock in open market transactions on or prior to June 30, 2008.

“Our continued strong business results and cash position have enabled us to fund an incremental $750 million Class A repurchase program,” said Chris A. McWilton, chief financial officer. “This program demonstrates our commitment to enhance shareholder value and is in addition to the $500 million share repurchase program approved by our Board and completed earlier this year.”

Class B Share Conversion Update

In April 2007, MasterCard announced that its Board of Directors had approved plans for certain accelerated Class B share conversions subject to shareholder approval of changes to the company’s corporate charter. In June, after receiving shareholder approval at its Annual Meeting, the company announced that current holders of Class B common stock who elected to participate would be eligible in 2007 to convert up to an aggregate of 13.4 million shares of Class B common stock on a one-for-one basis into shares of Class A common stock for subsequent sale to public investors. The first election window for this conversion program extended from August 4, 2007 through October 5, 2007.

As of September 30, 2007, approximately 5.0 million shares of Class B common stock had been converted into Class A common stock as part of the initial conversion program. Subsequent to September 30, 2007, an additional 2.6 million shares of Class B common stock were converted into Class A common stock, for a total of 7.6 million shares converted during the initial share conversion window.

In October 2007, the Company’s Board of Directors approved a second program for 2007, allowing for the conversion of the balance of the initially approved 13.4 million shares, or up to 5.8 million shares of Class B into Class A common stock. The election window for this conversion program will begin on November 17, 2007 and end no later than December 14, 2007.

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Third-Quarter 2007 Financial Results Conference Call Details

At 9:00 a.m. EDT today, the company will host a conference call to discuss its third-quarter financial results.

The dial-in information for this call is 800-291-9234 (within the US) and 617-614-3923 (outside the US) and the passcode is 81716198. A replay will be available for one week following the conference call. The replay can be accessed by dialing 888-286-8010 (within the US) and 617-801-6888 (outside the US) and using passcode 29891515.

The live call and replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions, processes over 16 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

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Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	the company’s performance illustrating the strength of its diverse, global business;

•	the company’s ability to benefit from positive secular trends and growth in international and emerging markets;

•	the company’s ability to align with its customers;

•	the company’s ability to deliver on its commitment of best-in-class dedicated customer account teams;

•	the company’s ability to locate appropriate talent to help MasterCard and its customers;

•	the company’s business results and cash position enabling it to fund an incremental repurchase program;

•	the company’s ability to deliver on its commitment to enhance shareholder value.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2006, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2007, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

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MasterCard Incorporated – Page 7

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In thousands, except per share data)
Revenues, net	$1,082,850	$901,969	$2,994,912	$2,486,911
Operating Expenses
General and administrative	432,848	392,883	1,262,838	1,105,881
Advertising and market development	264,425	209,187	711,128	698,936
Litigation settlements	—	—	3,400	23,250
Charitable contributions to the MasterCard Foundation	10,000	—	10,000	400,285
Depreciation and amortization	22,274	25,139	71,490	75,052

Total operating expenses	729,547	627,209	2,058,856	2,303,404

Operating income	353,303	274,760	936,056	183,507

Other Income (Expense)
Investment income, net	146,322	34,398	219,036	84,089
Interest expense	(16,439)	(16,757)	(41,964)	(43,465)
Other income (expense), net	(879)	(292)	91,268	303

Total other income (expense)	129,004	17,349	268,340	40,927

Income before income taxes	482,307	292,109	1,204,396	224,434
Income tax expense	167,846	99,105	422,743	215,146

Net Income	$314,461	$193,004	$781,653	$9,288

Basic Net Income per Share	$2.32	$1.42	$5.76	$.07

Basic Weighted Average Shares Outstanding	135,357	135,684	135,687	135,312

Diluted Net Income per Share	$2.31	$1.42	$5.73	$.07

Diluted Weighted Average Shares Outstanding	136,228	136,134	136,502	135,511

MasterCard Incorporated – Page 8

MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2007	December 31, 2006
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,687,423	$1,185,080
Investment securities, at fair value:
Trading	5,036	12,261
Available-for-sale	1,585,332	1,286,580
Accounts receivable	536,401	451,261
Settlement due from members	343,598	311,953
Restricted security deposits held for members	126,694	109,897
Prepaid expenses	167,363	130,849
Other current assets	29,483	89,348

Total Current Assets	4,481,330	3,577,229
Property, plant and equipment, at cost (less accumulated depreciation of $248,948 and $220,720)	280,370	252,731
Deferred income taxes	290,147	216,782
Goodwill	233,076	217,013
Other intangible assets (less accumulated amortization of $340,376 and $309,110)	303,911	271,373
Municipal bonds held-to-maturity	192,488	193,477
Prepaid expenses	264,667	235,654
Other assets	88,991	118,211

Total Assets	$6,134,980	$5,082,470

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$246,273	$278,656
Settlement due to members	287,929	286,059
Restricted security deposits held for members	126,694	109,897
Obligations under U.S. merchant lawsuit and other litigation settlements — current	107,235	117,275
Accrued expenses	968,855	936,427
Short-term debt	80,000	—
Deferred income taxes	60,488	—
Other current liabilities	119,268	83,276

Total Current Liabilities	1,996,742	1,811,590
Deferred income taxes	69,888	66,198
Obligations under U.S. merchant lawsuit and other litigation settlements	387,403	359,640
Long-term debt	149,747	229,668
Other liabilities	353,862	246,395

Total Liabilities	2,957,642	2,713,491
Commitments and Contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 84,833,813 and 79,631,983 shares issued, respectively	9	8
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 50,341,491 and 55,337,407 shares issued and outstanding, respectively	5	6
Class M common stock, $.0001 par value, authorized 1,000,000 shares, 1,636 and 1,600 shares issued and outstanding, respectively	—	—
Additional paid-in capital	3,261,529	3,289,879
Class A treasury stock, at cost, 2,006,300 shares and no shares, respectively	(277,164)	—
Accumulated deficit	(226,368)	(1,029,196)
Accumulated other comprehensive income, net of tax:
Cumulative foreign currency translation adjustments	191,512	119,655
Defined benefit pension and other postretirement plans	(9,675)	(11,402)
Investment securities available-for-sale	234,895	(3,065)
Derivatives accounted for as hedges	(2,025)	(1,526)

Total accumulated other comprehensive income, net of tax	414,707	103,662

Total Stockholders’ Equity	3,172,718	2,364,359

Total Liabilities and Stockholders’ Equity	$6,134,980	$5,082,470

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
	2007	2006
	(In thousands)
Operating Activities
Net income	$781,653	$9,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,490	75,052
Gain on sale of Redecard S.A. available-for-sale securities	(107,042)	—
Charitable contribution of common stock to the MasterCard Foundation	—	394,785
Share based payments	35,909	13,372
Deferred income taxes	(8,170)	18,962
Taxes related to share based payments	(11,193)	—
Excess tax benefit on share based payments	(7,598)	—
Accretion of imputed interest on litigation settlement	28,248	31,777
Other	8,855	7,440
Changes in operating assets and liabilities:
Trading securities	7,225	3,814
Accounts receivable	(68,655)	(90,419)
Settlement due from members	(9,499)	(10,589)
Prepaid expenses	(32,657)	18,146
Other current assets	(1,375)	9,503
Prepaid expenses, long-term	(19,352)	(4,253)
Litigation settlement accruals	(10,525)	(72,090)
Accounts payable	(36,109)	5,695
Settlement due to members	(18,038)	13,890
Accrued expenses	72,644	1,026
Net change in other assets and liabilities	41,852	21,384

Net cash provided by operating activities	717,663	446,783

Investing Activities
Purchases of property, plant and equipment	(59,339)	(38,599)
Capitalized software	(52,322)	(24,338)
Purchases of investment securities available-for-sale	(2,749,413)	(2,525,682)
Proceeds from sales and maturities of investment securities available-for-sale	2,928,342	2,349,978
Other investing activities	8,551	(881)

Net cash provided by (used in) investing activities	75,819	(239,522)

Financing Activities
Cash received from sale of common stock, net of issuance costs	—	2,449,910
Cash payment for redemption of common stock	—	(1,799,937)
Dividends paid	(53,805)	—
Cash proceeds from exercise of stock options	1,083	—
Excess tax benefit on share based payments	7,598	—
Purchases of treasury stock	(277,164)	—

Net cash (used in) provided by financing activities	(322,288)	649,973

Effect of exchange rate changes on cash and cash equivalents	31,149	18,632

Net increase in cash and cash equivalents	502,343	875,866
Cash and cash equivalents — beginning of period	1,185,080	545,273

Cash and cash equivalents — end of period	$1,687,423	$1,421,139

MasterCard Incorporated – Page 10

MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended September 30, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$78	22.3%	17.1%	$54	22.2%	658	$24	7.2%	141	155	168	6.8
Canada	23	21.2%	13.3%	20	14.0%	222	3	8.5%	5	28	34	0.7
Europe	171	25.8%	16.1%	126	16.8%	1,459	45	14.1%	254	159	172	8.0
Latin America	39	24.2%	20.2%	20	23.9%	393	19	16.7%	129	75	92	2.5
South Asia / Middle East / Africa	11	41.3%	36.8%	6	29.0%	87	5	48.0%	39	27	30	0.9
United States	256	7.7%	7.7%	205	9.4%	3,225	51	1.0%	250	331	382	7.0
Worldwide	577	16.6%	12.8%	430	14.1%	6,044	147	9.1%	817	775	878	25.9
MasterCard Credit and Charge Programs
United States	164	5.3%	5.3%	139	7.1%	1,602	25	-3.5%	18	228	274
Worldwide less United States	258	24.3%	16.4%	201	19.2%	2,407	57	7.5%	262	387	434
Worldwide	422	16.2%	11.8%	340	13.9%	4,008	82	3.9%	280	615	708
MasterCard Debit Programs
United States	92	12.1%	12.1%	66	14.7%	1,624	26	5.9%	232	103	108
Worldwide less United States	63	27.3%	20.8%	24	14.7%	412	39	24.9%	305	58	63
Worldwide	155	17.8%	15.4%	91	14.7%	2,036	65	16.5%	537	161	170

	For the 9 Months ended September 30, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$220	20.3%	16.3%	$150	21.1%	1,869	$70	7.1%	402	155	168
Canada	64	17.6%	14.3%	55	14.3%	626	9	14.3%	15	28	34
Europe	469	24.7%	15.2%	347	15.8%	4,127	122	13.6%	723	159	172
Latin America	111	24.6%	22.1%	55	24.9%	1,122	56	19.4%	375	75	92
South Asia / Middle East / Africa	30	38.8%	41.5%	17	31.8%	252	13	56.0%	111	27	30
United States	748	10.9%	10.9%	597	13.1%	9,342	151	3.1%	738	331	382
Worldwide	1,642	17.4%	14.1%	1,220	15.6%	17,338	422	10.2%	2,363	775	878
MasterCard Credit and Charge Programs
United States	474	5.1%	5.1%	401	7.4%	4,603	73	-6.2%	51	228	274
Worldwide less United States	718	22.4%	15.8%	555	18.5%	6,820	163	7.3%	762	387	434
Worldwide	1,191	14.8%	11.3%	956	13.6%	11,423	236	2.8%	813	615	708
MasterCard Debit Programs
United States	275	22.7%	22.7%	196	26.7%	4,739	78	13.5%	687	103	108
Worldwide less United States	176	28.3%	22.1%	68	14.4%	1,176	108	27.4%	864	58	63
Worldwide	450	24.8%	22.4%	264	23.3%	5,915	187	21.2%	1,551	161	170

	For the 3 Months ended September 30, 2006
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$63	12.3%	10.7%	$42	17.7%	546	$22	-0.9%	117	140	153
Canada	19	21.2%	13.0%	17	13.7%	199	3	9.1%	5	26	32
Europe	136	16.8%	13.1%	99	13.4%	1,281	36	12.3%	228	135	144
Latin America	31	25.1%	25.3%	15	27.7%	337	16	23.2%	115	70	83
South Asia / Middle East / Africa	8	38.2%	46.2%	5	34.0%	74	3	68.6%	29	21	24
United States	238	17.1%	17.1%	187	18.5%	2,890	50	12.1%	244	301	353
Worldwide	495	17.3%	15.8%	365	17.2%	5,327	130	11.9%	738	693	789
MasterCard Credit and Charge Programs
United States	155	4.9%	4.9%	129	6.5%	1,505	26	-2.2%	17	215	261
Worldwide less United States	208	16.3%	13.3%	158	16.3%	2,077	50	4.9%	243	342	383
Worldwide	363	11.2%	9.6%	287	11.7%	3,582	76	2.3%	260	557	644
MasterCard Debit Programs
United States	82	49.7%	49.7%	58	58.3%	1,385	24	32.8%	227	87	93
Worldwide less United States	50	22.7%	20.3%	20	13.2%	360	30	25.6%	250	50	53
Worldwide	132	38.3%	37.1%	78	43.7%	1,745	54	28.7%	477	136	146

	For the 9 Months ended September 30, 2006
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$183	9.0%	9.3%	$120	16.1%	1,532	$63	-1.8%	329	140	153
Canada	54	23.8%	14.5%	47	15.7%	559	8	8.2%	14	26	32
Europe	376	12.5%	14.3%	277	14.3%	3,648	99	14.1%	649	135	144
Latin America	89	30.0%	26.6%	42	29.7%	947	47	24.0%	333	70	83
South Asia / Middle East / Africa	22	45.2%	49.6%	13	34.1%	206	9	81.8%	75	21	24
United States	675	16.1%	16.1%	528	17.4%	7,976	147	11.9%	688	301	353
Worldwide	1,398	15.6%	15.6%	1,026	16.9%	14,869	373	12.1%	2,089	693	789
MasterCard Credit and Charge Programs
United States	451	7.1%	7.1%	373	8.4%	4,318	78	0.9%	49	215	261
Worldwide less United States	587	14.0%	14.0%	442	16.8%	5,870	144	6.1%	710	342	383
Worldwide	1,038	10.9%	10.9%	816	12.8%	10,188	222	4.2%	758	557	644
MasterCard Debit Programs
United States	224	40.0%	40.0%	155	46.4%	3,658	69	27.5%	640	87	93
Worldwide less United States	137	19.6%	20.3%	55	13.8%	1,023	82	25.1%	691	50	53
Worldwide	361	31.5%	31.8%	210	36.1%	4,680	151	26.2%	1,331	136	146

Note that columns in the tables above may not add due to rounding; growth represents change from the comparable year-ago period.

MasterCard Incorporated – Page 11

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. However, MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is derived from information provided by MasterCard customers that is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts, cards and acceptance locations columns is derived from information provided by MasterCard customers and is subject to certain limited verification by MasterCard. Certain information with respect to acceptance locations is provided by third parties and has not been independently verified by MasterCard. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances.

In the three and nine months ended September 30, 2007, GDV excludes commercial funds transfers in China, which are generally transactions that facilitate the transfer of funds between bank branches, but do not involve traditional cash withdrawals or balance transfers. Data for the comparable periods in 2006 have been updated to be consistent with this approach.

Performance information for prior periods may be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

MasterCard Incorporated – Page 12

Reconciliation to Total Operating Expenses, Total Other Income, Net Income and Earnings Per Share

	For the nine months ended 9/30/07					For the nine months ended 9/30/06					YOY Growth
($ million)	Actual	Special Items		As Adjusted		Actual	Special Items		As Adjusted		As Adjusted
Revenues, net	$2,995	—		$2,995		$2,487	—		$2,487		20.4%
Operating Expenses
General and administrative	1,263	—		1,263		1,106	—		1,106		14.2%
Advertising and marketing	711	—		711		699	—		699		1.7%
Litigation settlements	3	3	a	—		23	23	a	—		NM
Charitable contributions to the MasterCard Foundation	10	—		10	c	400	395	b	5	c	100.0%
Depreciation and amortization	71	—		71		75	—		75		(4.7%)

Total operating expenses	2,059	3		2,056		2,303	418		1,885		9.1%

Operating income (expense)	936	3		939		184	418		602		56.0%
Operating Margin	31.3%	—		31.4%		7.4%	—		24.2%		7.2	ppt.
Other Income (Expense)
Investment income, net	219	—		219		84	(7	)d	77		184.4%
Interest expense	(42)	—		(42)		(43)	—		(43)		2.3%
Other income, net	91	90	e	1		—	—		—		NM

Total other income (expense)	268	90		178		41	(7)		34		423.5%

Income (loss) before income taxes	1,204	(87)		1,117		224	411		636		75.6%
Income tax expense (benefit)	423	(30)		393		215	—	f	215		82.8%

Net Income (loss)	$782	($57)		$724		$9	$411		$420		72.4%

Basic Net Income (Loss) per Share	$5.76	($0.42)		$5.34		$0.07	$3.04		$3.11		71.7%

Diluted Net Income (Loss) per Share	$5.73	($0.42)		$5.31		$0.07	$3.04		$3.11		70.7%

[a]	Litigation settlements

[b]	Contribution of stock to the MasterCard Foundation

[c]	Contribution of cash to the MasterCard Foundation

[d]	Interest income on IPO proceeds held for redemption

[e]	Other income related to a settlement agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events

[f]	Net tax effect of all special items for 2006 is negligible

NM = Not meaningful

Note that the figures in the preceding tables may not sum due to rounding

MasterCard Incorporated – Page 13

Reconciliation to Effective Tax Rate

	GAAP Actual	GAAP Effective Tax Rate	Stock Donation	Non-GAAP Adjusted	Non-GAAP Effective Tax Rate
Nine months ended September 30, 2006:
Income before income taxes	$224	95.9%	$395	$619	34.6%
Income tax expense[1]	215			214

Net Income	$9			$405

[1]	Income tax expense has been calculated with and without the impact of the stock donation to the Foundation.

Note that the figures in the preceding table may not sum due to rounding

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K filed with the Securities and Exchange Commission on October 31, 2007.

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